GRC INTERNATIONAL, INC.
                            DIRECTORS RETIREMENT PLAN

                         DEFERRED STOCK UNITS AGREEMENT
                                  AND ELECTION


         This Agreement dated as of May 1, 1999, by and between the GRC International, Inc. ("Company") and ------------- ("Director").

                                   Background
                                   ----------

         The Board of Directors of the Company (the "Board") amended and restated the Directors Retirement Plan (the "Plan") to provide that Participants may elect to receive Deferred Stock Units in lieu of other benefits under the Plan. Director is entitled to receive ----- Deferred Stock Units having an aggregate fair market value, at May 1, 1999, equal to $-----------, the present value of Director's total accrued benefit under the Plan in such exchange. The aggregate fair market value of Deferred Stock Units is based on the fair market value per share of the Company's Common Stock at May 1, 1999, which was $7.59375. Fractional Deferred Stock Unit amounts have been rounded to the nearest whole number.

         1. Grant of Deferred Stock Units in Exchange for Other Rights Under the
            --------------------------------------------------------------------
Plan.
----

            (a) Terms of Grant. Director hereby irrevocably elects to receive the grant of -------- Deferred Stock Units ("DSUs") under the Plan in exchange for all of Director's rights to other benefits payable or potentially payable under the Plan, and surrenders all such rights to benefits other than DSUs under the Plan. The Company hereby confirms the grant of the DSUs pursuant to Article 5(a) of the Plan, to Director as of May 1, 1999 (the "Date of Grant"). The DSUs are subject to all of the terms and conditions set forth in this Deferred Stock Units Agreement and Election ("Agreement"). The Company shall maintain a bookkeeping account for Director ("Account") reflecting the number of DSUs then credited to Director hereunder as a result of such grant of DSUs and any crediting of additional DSUs to Director pursuant to dividend equivalents under
Section 4 ("Dividend Equivalents").

            (b) Acknowledgment of Director. Director acknowledges receipt of a copy of the Plan, and Director hereby agrees to be bound by this Agreement and by all decisions and determinations of the Board of Directors and any Plan Administrator or other person to whom the Board may delegate authority with respect to the DSUs and this Agreement.

         2. Nontransferability. DSUs and rights relating thereto shall not be transferable other than by will or by the laws of descent and distribution in the event of Director's death, and no such transfer shall be effective to bind the Company unless the Company shall have been furnished with a copy of such will or such other evidence as the Company may deem necessary to establish the validity of the transfer.

         3. Settlement.
            ---------

            (a) Settlement. DSUs granted hereunder, together with DSUs credited as a result of Dividend Equivalents, shall be settled by delivery of one share of the Company's

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Common Stock for each DSU being  settled.  Settlement of each DSU shall occur at
January 1 of the year following my termination of service as a Director.

            (b) Source of Shares. Shares of the Company's Common Stock issued or delivered in settlement of DSUs may be authorized but unissued shares or treasury shares.

         4. Dividend Equivalents and Adjustments.
            ------------------------------------

            (a) Dividend Equivalents. Dividend Equivalents shall be paid or credited on DSUs (other than DSUs that, at the relevant record date, previously have been settled or forfeited) as follows:

                 (i) Cash Dividends. If the Company declares and pays a dividend or distribution on Common Stock in the form of cash, then a number of additional DSUs shall be credited to Director's Account as of the payment date for such dividend or distribution equal to the number of DSUs credited to the Account as of the record date for such dividend or distribution multiplied by the amount of cash actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date.

                 (ii) Non-Common  Stock  Dividends.  If the Company declares and pays a dividend or distribution on Common Stock in the form of property other than shares of Common Stock, then a number of additional DSUs shall be credited to Director's Account as of the payment date for such dividend or distribution equal to the number of DSUs credited to the Account as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date.

                 (iii)Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of Common Stock, then a number of additional DSUs shall be credited to Director's Account as of the payment date for such dividend or distribution or forward split equal to the number of DSUs credited to the Account as of the record date for such dividend or distribution or split multiplied by the number of additional shares of Common Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

                  (b) Adjustments to DSUs. The number of DSUs credited to Director's Account shall be appropriately adjusted, in order to prevent dilution or enlargement of Director's rights with respect to DSUs, to reflect any changes in the number of outstanding shares of Common Stock resulting from any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction, or any large, special and non-recurring dividend or other distribution. Such adjustment shall be made by the Board (or its delegate), taking into account any DSUs credited to Director in connection with such event under Section 4(a) hereof.

                                       2
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         5. Hardship. Upon receipt of a written request from Director, the Board of Directors, in its sole discretion, may determine that acceleration of settlement of the DSUs is necessary on account of a severe financial hardship to Director. In such case, the Board may accelerate such settlement as necessary to relieve the hardship. The Board shall determine the existence of a severe financial hardship in a manner consistent with Internal Revenue Service rules and regulations pertaining to the avoidance of constructive receipt of income.

         6. Miscellaneous.
            -------------

            (a) Binding Agreement. This Agreement shall be legally binding when executed by both the Company and Director. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the DSUs, and supersedes any prior agreements or documents with respect to the DSUs. No amendment, alteration, suspension, discontinuation or termination of this Agreement, and no oral statement outside of this agreement, which may purport to impose any additional obligation upon the Company or impair the rights of Director with respect to the DSUs shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Director.

            (b) Rights Under DSUs Those of Unsecured Creditor. Any provision for distribution in settlement of Director's Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Director any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Director. Director shall be a general creditor of the Company. DSUs shall confer no rights of a shareholder at any time prior to the issuance and delivery of shares in settlement of such DSUs.

            (c) Notices. Any notice hereunder to the Company shall be in writing and addressed to it at its principal executive offices, Attn: General Counsel, and any notice to Director shall be in writing and addressed to him or her at the most recent address furnished in writing by Director to the Company.

            IN WITNESS WHEREOF, the Company and Director have caused this Agreement to be executed as of the day and year first above written.

                             GRC INTERNATIONAL, INC.


-----------------------------                     By:
Director                                             ---------------------------
                                                     Name:
                                                     Title:

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